UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

LL FLOORING HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

F9 INVESTMENTS, LLC

THOMAS D. SULLIVAN

JOHN JASON DELVES

JILL WITTER

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On June 20, 2024, F9 issued a press release (the “Press Release”) and a letter to shareholders (the “Shareholder Letter” and, together with the Press Release, the “Materials”) related to LL Flooring Holdings, Inc. (the “Company”), which F9 also simultaneously published to its website at www.LLGroove.com. A copy of the Press Release is filed herewith as Exhibit 1 and a copy of the Shareholder Letter is filed herewith as Exhibit 2. From time to time, F9 or its fellow participants in the proxy solicitation may publish the Materials, or portions thereof, on social media channels relating to the Company and they may otherwise disseminate the Materials from time to time.

EXHIBIT 1

F9 TO LL FLOORING BOARD: STOP THE CHARADE! LL FLOORING’S LETTER AND PRESENTATION ARE

FILLED WITH DISTORTIONS OF THE FACTS AND DISHONEST PERSONAL ATTACKS

LL Flooring’s Board Fails to Accept Responsibility for Company’s Abysmal Performance and Persistent Value Destruction

Bogus Attacks and Factual Distortions Appear to Demonstrate Board’s Efforts to Further Entrench Itself and Avoid Accountability

Urges Shareholders Vote the GOLD Proxy Card “FOR” F9’s Three Highly Qualified Director Nominees – Tom Sullivan, Jason Delves, and Jill Witter – Who Are the Right Individuals to Restore Value to LL Flooring

FRANKLIN, Tenn. – June 20, 2024 – F9 Investments, LLC (“F9”), which together with its affiliates collectively owns approximately 8.85% of LL Flooring Holdings, Inc. (“LL Flooring” or the “Company”) (NYSE: LL) common stock and is the Company’s largest shareholder, today mailed a letter to LL Flooring’s shareholders correcting what it believes are egregious distortions of the facts and dishonest personal attacks levied against Tom Sullivan and F9’s other nominees by the Company’s Board of Directors (the “Board”).

The letter, which highlights the Board’s flimsy attempts to avoid accountability for its clear strategic failures and significant erosion of the Company’s value, sets the record straight regarding what F9 believes are unfounded and distorted attacks against Mr. Sullivan and F9’s other nominees. The letter also reiterates the clear intentions of F9’s three highly qualified, independent director candidates – Thomas D. Sullivan, Jason Delves, and Jill Witter – to bring much-needed experience, focus, relevant industry expertise, and proper oversight back to LL Flooring’s boardroom to restore the long-term value of the Company for all shareholders.

Mr. Sullivan commented, “It is sad to see this Board so desperate they have to fabricate bogus nonsense, but I guess when they can’t rely on their performance, they have to resort to lies and deception.”

The full text of the letter is below and available at www.LLGroove.com.

June 20, 2024

Dear Fellow LL Flooring Shareholders,

As LL Flooring’s largest shareholder owning approximately 8.85% of the Company’s stock, F9 Investments, LLC and our affiliates (“F9” or “We”) are disappointed by the Board of Directors’ (the “Board”) decision to resort to egregious, made-up personal attacks against Tom Sullivan and our other nominees. Moreover, we believe LL Flooring has distorted a number of facts in its investor presentation and letters to shareholders.

We believe the Board’s personal attacks and distortions, coupled with their stubborn adherence to a failed long-term strategy, highlight the Board’s utter lack of accountability for its own failures and further demonstrate that the Board is simply out of touch with the urgent realities facing LL Flooring. Shareholders should not be fooled by the Company’s desperate attempts to distract you from focusing on the dire current reality: the Board has overseen staggering operational losses and shareholder value destruction, and by the Company’s own admission there is substantial concern as to whether LL Flooring will be able to continue operations at all.

Yet in a profound display of either lack of awareness or self-denial, LL’s Board continues to insist its plan is working. We believe shareholders recognize it clearly is not. LL has vastly underperformed its peers in virtually every metric and over a sustained period. The facts are irrefutable.

While F9 consistently responds to and refutes the Company’s mischaracterizations of our nominees’ credentials and plan, the Board has resorted to peddling outrageous personal attacks and bogus distortions of the facts rather than responding directly to F9’s critiques – because they cannot. The strategic missteps and value erosion that have occurred under their watch are undeniable, so the Board continues to promote a false narrative that only further demonstrates to us the lengths its members will go to entrench themselves and avoid accountability for their failures. Accordingly, we would like to set the record straight regarding a few of the Board’s most egregious claims:

TOM SULLIVAN IS NOT SEEKING TO FORCE A SALE OF THE COMPANY TO HIMSELF

LL Flooring’s assertion otherwise is patently absurd. If F9 is successful in this proxy contest, our nominees would constitute only 1/3 of the Board and would be powerless to “force” anything. Furthermore, were F9 to make a new offer for the Company, any F9 nominees serving on the Board would recuse themselves from consideration of the proposed transaction. Most importantly, any transaction to any buyer would be subject to shareholder approval.

F9 withdrew its 2023 bid for the Company as LL Flooring’s financial condition was rapidly deteriorating and it became clear that the Board’s so-called strategic review and sale process was disingenuous. Today, we continue to believe that upgrading LL Flooring’s Board with experienced directors, who bring a track record of success in the flooring industry, represents the best path forward to stabilize and grow the Company and restore long-term value for all shareholders.

OUR NOMINEES’ INTENTIONS ARE SIMPLE: TO HELP STABILIZE LL FLOORING’S BUSINESS AND POSITION

THE COMPANY FOR LONG-TERM GROWTH, PROFITABILITY, AND SHAREHOLDER VALUE CREATION

The Board’s claim that F9’s nominees are conflicted due to their roles at Cabinets to Go has no merit. To be clear, while Cabinets to Go – a successful cabinets retail chain and F9 portfolio company – does sell flooring, it is not its primary business and, as previously disclosed to LL Flooring, flooring sales are relatively minimal and well below the legal definition of a competitor that would preclude our nominees from Board service.

In just one example of the Board’s partial recounting of the history between the Company and F9, its materials reference Mr. Sullivan’s involvement in litigation between Cabinets to Go and LL Flooring but fail to mention that the lawsuit ended in a settlement in which Cabinets to Go was permitted to sell flooring anywhere and LL Flooring paid F9 Properties, a division of F9 Investments, $300,000 in damages. Further, the Board’s claim that Ms. Witter “led the lawsuit” against Cabinets to Go as the Chief Legal Officer of LL Flooring (then Lumber Liquidators) is completely false. The litigation was filed in 2019; Ms. Witter left the Company in 2017 and had no involvement whatsoever.

Each of F9’s nominees bring deep knowledge of the flooring space and related industries, substantial corporate governance experience, and strong track records of creating value for companies – all of which we believe will be additive to the Board. We believe our nominees’ combined skillset is vitally important and necessary to stabilize the Company and bring immediate and long-term value to LL Flooring.

SHAMELESS PERSONAL ATTACKS AGAINST MR. SULLIVAN ARE UNTRUE AND HYPOCRITICAL

In its materials, the Board criticizes the Company’s performance during Mr. Sullivan’s tenure, yet fails to mention that two of the three incumbent directors up for re-election this year were also on the Board during that same period. The Company also refuses to acknowledge that under the leadership of the current Chair of the Board, Nancy Taylor, LL Flooring’s stock price has plummeted a whopping 98.5%.

Since the start of 2024 alone, the Company’s stock has dropped by 58%, and over the last three years it has fallen by 93%. At the time of Tom’s departure from the business, LL Flooring had a market capitalization of approximately $430 million; today, the Company’s market capitalization is less than $50 million. If the Board believes Mr. Sullivan’s track record at the Company is “highly questionable”, how should it characterize its current members’ abysmal performance or their fitness to drive long-term value for shareholders?

The Board’s other personal attacks against Mr. Sullivan reek of desperation. Its mudslinging reference to other litigation involving Mr. Sullivan fails to reflect that the action was ultimately dismissed, and that Mr. Sullivan was acknowledged as both a victim and a creditor. Further, the Board’s insinuation that Mr. Sullivan was ‘timing’ his trades to ‘whipsaw’ other investors has no basis in reality. As any rational person would, Mr. Sullivan took profits in 2019, after the first time LL Flooring declined to meaningfully engage with him regarding a business combination.

IT’S NOT THE ECONOMY – IT’S THE BOARD

Rather than take responsibility for its own strategic failures, the Board attempts to blame market conditions for the Company’s rapidly declining value. However, it fails to reckon honestly with the Company’s staggering underperformance relative to its peers. The facts are simple: if you invested $100 in LL Flooring five years ago, it would be worth just $15 today, while the same investment in the Company’s proxy peer group would be worth $196.

The Board notes that its strategic plan in part relies on waiting to “capitalize on improving market conditions” and “anticipated industry tailwinds”. Meanwhile, in the near term the Company plans to enter into a sale-leaseback commitment for its primary asset – LL Flooring’s Sandston, VA distribution center – in a shortsighted attempt to generate cash that will likely increase expenses and destroy value for shareholders in the long run. The Board’s misguided decision to simply wait out macroeconomic conditions shows a disturbing lack of urgency, vision, and confidence in the Company’s value proposition, and reflects the dire need for change at the Board level to protect what remains of LL Flooring’s value.

UNEVEN, SHAM STRATEGIC REVIEW PROCESS HAS RESULTED IN PLUMMETING OFFERS

LL Flooring’s Board claims it has been conducting a “thorough review’ of strategic alternatives to maximize shareholder value. However, despite receiving fully financed offers from F9 to buy LL Flooring at premium valuations far exceeding the Company’s current value and during a period of declining operating performance, the Company refused to engage constructively with F9 and created a deeply uneven playing field for F9 versus other bidders.

In 2023, F9 offered several times to enter into an NDA, but the Company refused to consider F9’s proposed standstill provisions that the Company later publicly disclosed it provided to at least one other bidder. In fact, the Board sought to have F9 sign an NDA which would have prevented F9 from making an offer for the Company during the standstill period that may have been in the best interests of all of the shareholders while granting the Company the right to terminate the NDA or refuse to provide due diligence. Indeed, the Board’s disingenuous “strategic review” and sale process have been characterized by a disturbing pattern of premium bids rejected, falling bid prices, limited transparency, and an uneven playing field for bidders – all despite the Board’s insistence that the bids received “significantly undervalued” the Company.

Time is short. All LL Flooring shareholders must protect the value of their investment.

VOTE ON THE GOLD PROXY CARD TODAY “FOR” F9’S NOMINEES TOM SULLIVAN, JASON DELVES, AND JILL

WITTER AND “WITHHOLD” ON ALL LL FLOORING NOMINEES AND JERALD HAMMANN

Shareholders must act decisively to safeguard their investment. YOUR VOTE MATTERS, NO MATTER HOW MANY SHARES YOU OWN. We urge all shareholders to protect the value of their investment by voting for F9’s nominees today using the GOLD proxy card.

You can cast your vote online at www.ProxyVote.com or by completing, signing and dating the GOLD proxy card or GOLD voting instruction form and mailing it in the postage paid envelope provided.

If you have not received the GOLD proxy card from F9 and have only received a WHITE proxy card sent to you by the Company, you can still support F9’s nominees using the WHITE proxy card. You can do so by checking the “WITHHOLD” boxes on all of the Company nominees and Jerald Hammann and checking the “FOR” boxes for all F9 nominees – Tom Sullivan, Jason Delves, and Jill Witter.

If you have any questions about how to vote your shares, please contact our proxy solicitor, Campaign Management, by telephone 1-(855) 264-1527 (shareholders) or (212) 632-8422 (banks & brokerages) or by email at info@campaign-mgmt.com.

For more information about F9 and detailed voting instructions, visit our website at www.LLGroove.com.

With your vote, we will be one step closer to ensuring LL Flooring is on a better path to creating lasting shareholder value and getting the Company back in the groove.

We thank you for your support.

Sincerely,

Tom Sullivan   Jason Delves   Jill Witter

Solomon Partners Securities, LLC is serving as F9’s financial advisor and Dentons US LLP is serving as its legal advisor.

DISCLAIMER

Except as otherwise set forth in this press release, the views expressed in this press release reflect the opinions of F9 Investments, LLC and its affiliates (“F9”) and are based on publicly available information with respect to LL Flooring Holdings, Inc. (“LL” or the “Company”). F9 recognizes that there may be confidential information in the possession of the Company that could lead it or others to disagree with F9’s conclusions. F9 reserves the right to change any of its opinions expressed herein at any time as it deems appropriate and disclaims any obligation to notify the market or any other party of any such change, except as required by law. F9 disclaims any obligation to update the information or opinions contained in this press release, except as required by law. For the avoidance of doubt, this press release is not affiliated with or endorsed by LL.

This press release is provided merely as information and is not intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security nor as a recommendation to purchase or sell any security. Certain of the Participants (as defined below) currently beneficially own shares of the Company. The Participants and their affiliates may from time to time sell all or a portion of their holdings of the Company in open market transactions or otherwise, buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such shares.

Some of the materials in this press release contain forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “potential,” “could,” “opportunity,” “estimate,” “plan,” “once again,” “achieve,” and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained herein that are not historical facts are based on current expectations, speak only as of the date of these materials and involve risks, uncertainties and other factors that may cause actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of F9.

The estimates, projections and potential impact of the opportunities identified by F9 herein are based on assumptions that F9 believes to be reasonable as of the date of this press release, but there can be no assurance or guarantee (i) that any of the proposed actions set forth in this press release will be completed, (ii) that the actual results or performance of the Company will not differ, and such differences may be material, or (iii) that any of the assumptions provided in this press release are accurate.

F9 has neither sought nor obtained the consent from any third party to use any statements or information contained herein that have been obtained or derived from statements made or published by such third parties, nor has it paid for any such statements. Any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein. F9 does not endorse third-party estimates or research which are used herein solely for illustrative purposes.

Important Information

F9 Investments, LLC, Thomas D. Sullivan, John Jason Delves and Jill Witter (collectively, the “Participants”) filed a definitive proxy statement and accompanying form of gold proxy card (as supplemented and amended, the “Definitive Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) on May 31, 2024 to be used in connection with the 2024 annual meeting of stockholders of the Company.

THE PARTICIPANTS STRONGLY ADVISE ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV AND F9’S WEBSITE AT WWW.LLGROOVE.COM. THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY’S STOCKHOLDERS. STOCKHOLDERS MAY ALSO DIRECT A REQUEST TO F9’S PROXY SOLICITOR, CAMPAIGN MANAGEMENT, 15 WEST 38TH STREET, SUITE #747, NEW YORK, NY 10018 (STOCKHOLDERS CAN E-MAIL INFO@CAMPAIGNMANAGEMENT.COM OR CALL TOLL-FREE: (855) 264-1527.

Information about the Participants and a description of their direct or indirect interests by security holdings or otherwise can be found in the Definitive Proxy Statement.

INVESTOR AND MEDIA CONTACTS

Investors:

Michael Fein

Campaign Management

(212) 632-8422

michael.fein@campaign-mgmt.com

Media:

Jonathan Gasthalter/Nathaniel Garnick

Gasthalter & Co.

(212) 257-4170

F9Investments@gasthalter.com

EXHIBIT 2

June 20, 2024

Dear Fellow LL Flooring Shareholders,

As LL Flooring’s largest shareholder owning approximately 8.85% of the Company’s stock, F9 Investments, LLC and our affiliates (“F9” or “We”) are disappointed by the Board of Directors’ (the “Board”) decision to resort to egregious, made-up personal attacks against Tom Sullivan and our other nominees. Moreover, we believe LL Flooring has distorted a number of facts in its investor presentation and letters to shareholders.

We believe the Board’s personal attacks and distortions, coupled with their stubborn adherence to a failed long-term strategy, highlight the Board’s utter lack of accountability for its own failures and further demonstrate that the Board is simply out of touch with the urgent realities facing LL Flooring. Shareholders should not be fooled by the Company’s desperate attempts to distract you from focusing on the dire current reality: the Board has overseen staggering operational losses and shareholder value destruction, and by the Company’s own admission there is substantial concern as to whether LL Flooring will be able to continue operations at all.

Yet in a profound display of either lack of awareness or self-denial, LL’s Board continues to insist its plan is working. We believe shareholders recognize it clearly is not. LL has vastly underperformed its peers in virtually every metric and over a sustained period. The facts are irrefutable.

While F9 consistently responds to and refutes the Company’s mischaracterizations of our nominees’ credentials and plan, the Board has resorted to peddling outrageous personal attacks and bogus distortions of the facts rather than responding directly to F9’s critiques – because they cannot. The strategic missteps and value erosion that have occurred under their watch are undeniable, so the Board continues to promote a false narrative that only further demonstrates to us the lengths its members will go to entrench themselves and avoid accountability for their failures. Accordingly, we would like to set the record straight regarding a few of the Board’s most egregious claims:

TOM SULLIVAN IS NOT SEEKING TO FORCE A SALE OF THE COMPANY TO HIMSELF

LL Flooring’s assertion otherwise is patently absurd. If F9 is successful in this proxy contest, our nominees would constitute only 1/3 of the Board and would be powerless to “force” anything. Furthermore, were F9 to make a new offer for the Company, any F9 nominees serving on the Board would recuse themselves from consideration of the proposed transaction. Most importantly, any transaction to any buyer would be subject to shareholder approval.

F9 withdrew its 2023 bid for the Company as LL Flooring’s financial condition was rapidly deteriorating and it became clear that the Board’s so-called strategic review and sale process was disingenuous. Today, we continue to believe that upgrading LL Flooring’s Board with experienced directors, who bring a track record of success in the flooring industry, represents the best path forward to stabilize and grow the Company and restore long-term value for all shareholders.

OUR NOMINEES’ INTENTIONS ARE SIMPLE: TO HELP STABILIZE LL FLOORING’S BUSINESS AND POSITION

THE COMPANY FOR LONG-TERM GROWTH, PROFITABILITY, AND SHAREHOLDER VALUE CREATION

The Board’s claim that F9’s nominees are conflicted due to their roles at Cabinets to Go has no merit. To be clear, while Cabinets to Go – a successful cabinets retail chain and F9 portfolio company – does sell flooring, it is not its primary business and, as previously disclosed to LL Flooring, flooring sales are relatively minimal and well below the legal definition of a competitor that would preclude our nominees from Board service.

In just one example of the Board’s partial recounting of the history between the Company and F9, its materials reference Mr. Sullivan’s involvement in litigation between Cabinets to Go and LL Flooring but fail to mention that the lawsuit ended in a settlement in which Cabinets to Go was permitted to sell flooring anywhere and LL Flooring paid F9 Properties, a division of F9 Investments, $300,000 in damages. Further, the Board’s claim that Ms. Witter “led the lawsuit” against Cabinets to Go as the Chief Legal Officer of LL Flooring (then Lumber Liquidators) is completely false. The litigation was filed in 2019; Ms. Witter left the Company in 2017 and had no involvement whatsoever.

Each of F9’s nominees bring deep knowledge of the flooring space and related industries, substantial corporate governance experience, and strong track records of creating value for companies – all of which we believe will be additive to the Board. We believe our nominees’ combined skillset is vitally important and necessary to stabilize the Company and bring immediate and long-term value to LL Flooring.

SHAMELESS PERSONAL ATTACKS AGAINST MR. SULLIVAN ARE UNTRUE AND HYPOCRITICAL

In its materials, the Board criticizes the Company’s performance during Mr. Sullivan’s tenure, yet fails to mention that two of the three incumbent directors up for re-election this year were also on the Board during that same period. The Company also refuses to acknowledge that under the leadership of the current Chair of the Board, Nancy Taylor, LL Flooring’s stock price has plummeted a whopping 98.5%.

Since the start of 2024 alone, the Company’s stock has dropped by 58%, and over the last three years it has fallen by 93%. At the time of Tom’s departure from the business, LL Flooring had a market capitalization of approximately $430 million; today, the Company’s market capitalization is less than $50 million. If the Board believes Mr. Sullivan’s track record at the Company is “highly questionable”, how should it characterize its current members’ abysmal performance or their fitness to drive long-term value for shareholders?

The Board’s other personal attacks against Mr. Sullivan reek of desperation. Its mudslinging reference to other litigation involving Mr. Sullivan fails to reflect that the action was ultimately dismissed, and that Mr. Sullivan was acknowledged as both a victim and a creditor. Further, the Board’s insinuation that Mr. Sullivan was ‘timing’ his trades to ‘whipsaw’ other investors has no basis in reality. As any rational person would, Mr. Sullivan took profits in 2019, after the first time LL Flooring declined to meaningfully engage with him regarding a business combination.

IT’S NOT THE ECONOMY – IT’S THE BOARD

Rather than take responsibility for its own strategic failures, the Board attempts to blame market conditions for the Company’s rapidly declining value. However, it fails to reckon honestly with the Company’s staggering underperformance relative to its peers. The facts are simple: if you invested $100 in LL Flooring five years ago, it would be worth just $15 today, while the same investment in the Company’s proxy peer group would be worth $196.

The Board notes that its strategic plan in part relies on waiting to “capitalize on improving market conditions” and “anticipated industry tailwinds”. Meanwhile, in the near term the Company plans to enter into a sale-leaseback commitment for its primary asset – LL Flooring’s Sandston, VA distribution center – in a shortsighted attempt to generate cash that will likely increase expenses and destroy value for shareholders in the long run. The Board’s misguided decision to simply wait out macroeconomic conditions shows a disturbing lack of urgency, vision, and confidence in the Company’s value proposition, and reflects the dire need for change at the Board level to protect what remains of LL Flooring’s value.

UNEVEN, SHAM STRATEGIC REVIEW PROCESS HAS RESULTED IN PLUMMETING OFFERS

LL Flooring’s Board claims it has been conducting a “thorough review’ of strategic alternatives to maximize shareholder value. However, despite receiving fully financed offers from F9 to buy LL Flooring at premium valuations far exceeding the Company’s current value and during a period of declining operating performance, the Company refused to engage constructively with F9 and created a deeply uneven playing field for F9 versus other bidders.

In 2023, F9 offered several times to enter into an NDA, but the Company refused to consider F9’s proposed standstill provisions that the Company later publicly disclosed it provided to at least one other bidder. In fact, the Board sought to have F9 sign an NDA which would have prevented F9 from making an offer for the Company during the standstill period that may have been in the best interests of all of the shareholders while granting the Company the right to terminate the NDA or refuse to provide due diligence. Indeed, the Board’s disingenuous “strategic review” and sale process have been characterized by a disturbing pattern of premium bids rejected, falling bid prices, limited transparency, and an uneven playing field for bidders – all despite the Board’s insistence that the bids received “significantly undervalued” the Company.

Time is short. All LL Flooring shareholders must protect the value of their investment.

VOTE ON THE GOLD PROXY CARD TODAY “FOR” F9’S NOMINEES TOM SULLIVAN, JASON DELVES, AND JILL

WITTER AND “WITHHOLD” ON ALL LL FLOORING NOMINEES AND JERALD HAMMANN

Shareholders must act decisively to safeguard their investment. YOUR VOTE MATTERS, NO MATTER HOW MANY SHARES YOU OWN. We urge all shareholders to protect the value of their investment by voting for F9’s nominees today using the GOLD proxy card.

You can cast your vote online at www.ProxyVote.com or by completing, signing and dating the GOLD proxy card or GOLD voting instruction form and mailing it in the postage paid envelope provided.

If you have not received the GOLD proxy card from F9 and have only received a WHITE proxy card sent to you by the Company, you can still support F9’s nominees using the WHITE proxy card. You can do so by checking the “WITHHOLD” boxes on all of the Company nominees and Jerald Hammann and checking the “FOR” boxes for all F9 nominees – Tom Sullivan, Jason Delves, and Jill Witter.

If you have any questions about how to vote your shares, please contact our proxy solicitor, Campaign Management, by telephone 1-(855) 264-1527 (shareholders) or (212) 632-8422 (banks & brokerages) or by email at info@campaign-mgmt.com.

For more information about F9 and detailed voting instructions, visit our website at www.LLGroove.com.

With your vote, we will be one step closer to ensuring LL Flooring is on a better path to creating lasting shareholder value and getting the Company back in the groove.

We thank you for your support.

Sincerely,

Tom Sullivan   Jason Delves   Jill Witter

DISCLAIMER

Except as otherwise set forth in this letter, the views expressed in this letter reflect the opinions of F9 Investments, LLC and its affiliates (“F9”) and are based on publicly available information with respect to LL Flooring Holdings, Inc. (“LL” or the “Company”). F9 recognizes that there may be confidential information in the possession of the Company that could lead it or others to disagree with F9’s conclusions. F9 reserves the right to change any of its opinions expressed herein at any time as it deems appropriate and disclaims any obligation to notify the market or any other party of any such change, except as required by law. F9 disclaims any obligation to update the information or opinions contained in this letter, except as required by law. For the avoidance of doubt, this letter is not affiliated with or endorsed by LL.

This letter is provided merely as information and is not intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security nor as a recommendation to purchase or sell any security. Certain of the Participants (as defined below) currently beneficially own shares of the Company. The Participants and their affiliates may from time to time sell all or a portion of their holdings of the Company in open market transactions or otherwise, buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such shares.

Some of the materials in this letter contain forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “potential,” “could,” “opportunity,” “estimate,” “plan,” “once again,” “achieve,” and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained herein that are not historical facts are based on current expectations, speak only as of the date of these materials and involve risks, uncertainties and other factors that may cause actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of F9.

The estimates, projections and potential impact of the opportunities identified by F9 herein are based on assumptions that F9 believes to be reasonable as of the date of this letter, but there can be no assurance or guarantee (i) that any of the proposed actions set forth in this letter will be completed, (ii) that the actual results or performance of the Company will not differ, and such differences may be material, or (iii) that any of the assumptions provided in this letter are accurate.

F9 has neither sought nor obtained the consent from any third party to use any statements or information contained herein that have been obtained or derived from statements made or published by such third parties, nor has it paid for any such statements. Any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein. F9 does not endorse third-party estimates or research which are used herein solely for illustrative purposes.

Important Information

F9 Investments, LLC, Thomas D. Sullivan, John Jason Delves and Jill Witter (collectively, the “Participants”) filed a definitive proxy statement and accompanying form of gold proxy card (as supplemented and amended, the “Definitive Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) on May 31, 2024 to be used in connection with the 2024 annual meeting of stockholders of the Company.

THE PARTICIPANTS STRONGLY ADVISE ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV AND F9’S WEBSITE AT WWW.LLGROOVE.COM. THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY’S STOCKHOLDERS. STOCKHOLDERS MAY ALSO DIRECT A REQUEST TO F9’S PROXY SOLICITOR, CAMPAIGN MANAGEMENT, 15 WEST 38TH STREET, SUITE #747, NEW YORK, NY 10018 (STOCKHOLDERS CAN E-MAIL INFO@CAMPAIGNMANAGEMENT.COM OR CALL TOLL-FREE: (855) 264-1527.

Information about the Participants and a description of their direct or indirect interests by security holdings or otherwise can be found in the Definitive Proxy Statement.